CollaGenex Pharmaceuticals, Inc.,
                        ---------------------------------
                                       and
                       Innovative Customer Solutions, Ltd.
                       -----------------------------------

                    Consulting and Contract Service Agreement
                    -----------------------------------------

     This CONSULTING AND CONTRACT SERVICE AGREEMENT (the "Agreement") is made and entered into as of the 1st day of February 1997, by and between CollaGenex Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and Innovative Customer Solutions, Ltd., an Ohio limited liability company ("ICS").

                                    RECITALS:

     WHEREAS, Company is the licensee of certain patent rights to Periostat ("Periostat") for which the Company is currently seeking approval from the United States Food and Drug Administration (the "FDA"); and Company may also enter into co-promotional or licensing agreements with other pharmaceutical companies for other products (the "Products"); and that Company plans to sell both Periostat and the Products (collectively the "Dental Products") in the United States;

     WHEREAS, ICS has the necessary expertise to develop and implement the appropriate marketing, selling and educational programs to assist in the acceptance of the Dental Products by the dental and insurance community;

     WHEREAS, the Company desires to retain the services ("Services") of ICS to (but not limited to) i) develop marketing plans for the sale and distribution of the Dental Products ii) provide a contract dental sales organization for the sale of the Dental Products iii) establish certain necessary third party relationships that will be helpful to establish the Dental Products within the dental community.

     WHEREAS, ICS desires to provide Services to the Company.

     NOW, THEREFORE, in consideration of the mutual terms and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

     1. Purpose. Company shall engage ICS on a non-exclusive basis to render advice and services in assisting Company to market and sell the Dental Products to the dental community.

     2. Duties of ICS. ICS shall provide Company with services as specified below, provided that ICS shall not be required to undertake duties not reasonably within the scope of the services in which ICS is generally engaged. In the performance of these duties, ICS shall provide Company with the benefit of its best judgment and efforts.

     ICS's duties shall include, but will not necessarily be limited to, the following:

          a.   Brand management for Periostat (see Exhibit A, Section 1);

          b. Development, implementation and management of a contract sales organization for Dental Products (see Exhibit A, Section 2). It is understood that a sales representative contracted by ICS to sell Dental Products will not sell products other than Dental Products to the dental community;

          c. The establishment and leverage of third party relationships that will assist with the acceptance of Periostat by the dental and insurance communities;

          d.   The  development  and  production  of  marketing   materials  and
               advertising programs for the Dental Products as requested by the Company.

     ICS agrees that in order to accomplish the forgoing duties, it will provide its best efforts to develop and implement the programs and procedures set forth on Exhibit "A" attached hereto.

     3. Term. The term of this Agreement shall commence on February 1, 1997 and shall continue in accordance with details listed in Exhibit A, or termination of this Agreement by Company or ICS in accordance with paragraph 7.

     4. Fees and Expenses.

          a. Fees. ICS shall receive the fees set forth below upon the submission of appropriate invoices for services performed pursuant to Section 2 and Exhibit A, Sections 1 and 2. Invoices shall be payable within 30 days of receipt by CollaGenex.

               i)   Periostat  Brand  Management  (see  Exhibit A, Section 1 for
                    ----------------------------
                    details)

               Retainer: $6,000 per month for a period of twelve months.

               Development costs: The development of marketing materials, as approved by Company, will be billed monthly at $80 per effort hour.
               ii)  Products  Brand  Management  (see  Exhibit A,  Section 1 for
                    ---------------------------
                    details)

               Fee: $80 per effort hour, up to a maximum of 20 hours/quarter.

               iii) Contract Sales Effort (see Exhibit A, Section 2 for details)

               Project establishment fee: $20,000 due on signature of this Agreement.

               Contract compensation: $43/contact hour billable monthly in accordance with actual hours implemented the previous month, and consistent with the action plan approved by Company, for Periostat and up to an additional three (3) Products.

               iii) Dental Insurance Initiative
                    ---------------------------

               Company commitment: Company agrees that it will advise ICS of its intention to implement the dental insurance initiative no later than March 31st 1997.

               Project establishment fee: $20,000 due at date of commitment.

               Retainer: $15,000 per month for a total period of twelve months. The twelve month period will begin on the later of the date of commitment or 6 months prior to Company's best estimate for Periostat launch.

               Additional Services: Insurance Initiative services provided prior to the commitment date will be charged at a per diem rate of $700 plus expenses.

     b.   Expenses.  The  Company  agrees to  reimburse  ICS for all  reasonable
          --------
          travel and other related expenses incurred in connection with the performance of its Contract Brand Management and Dental Insurance Initiative duties subject to the following conditions:

               i) Aggregate expenses during the term of this Agreement will not exceed $48,000 without express permission from Company.

              ii) Prior to the reimbursement of any expense, ICS shall provide the Company with a summary of such expense. Expense summaries will be provided via an expense report designated by the Company.

             iii) Expense reimbursements shall be made at the end of each month during the term of this Agreement; provided, the expense report is received by the Company not less than 10 days prior to the date for reimbursement.

              iv) Prior approval by the Company is required for expenses anticipated to be in excess of $4,000 per month.

     ICS may provide Company with additional services if requested by Company and approved by ICS. ICS and Company shall agree on a mutually acceptable fee for any additional services provided to Company by ICS.

     5. Independent Contractor. ICS shall provide its best efforts to perform all services hereunder as an independent contractor and not as an employee of Company or any affiliate thereof. It is expressly understood and agreed that ICS shall have no authority to act, represent or bind Company or any affiliate thereof in any manner, except as may be agreed expressly by Company in writing from time to time. As an independent contractor, ICS recognizes and agrees that no federal, state or FICA withholdings will be made by Company on ICS's behalf and that ICS shall be solely responsible for payment of all taxes of any type attendant to Company's payments pursuant to Section 4.

     6. Confidentiality. ICS acknowledges that during the term of this Agreement, ICS may have access to information, knowledge and/or financial data of Company which is of a secret or confidential nature. ICS agrees that it shall not disclose and shall not permit the disclosure of such information during the term hereof or at any time thereafter. Company acknowledges that during the term of this Agreement, Company may have access to information, knowledge and/or financial data of ICS which is of a secret or confidential nature. Company agrees that it shall not disclose and shall not permit the disclosure of such information during the term hereof or at any time thereafter. ICS shall not use the secret or confidential information of the Company for purposes other than carrying out its duties specified hereunder.

     7. Early Termination. This Agreement can be terminated by Company by 60-day written notice if FDA action results in a delay in Periostat approval beyond January 1998.

Company has the right to terminate the Agreement or any one or more of the duties under Section 2 of this Agreement for any reason upon 90 days prior written notice to ICS.

Either party has the right to terminate this contract if either party fails to provide its best efforts to perform any of the material duties set forth in
Section 2 and Exhibit A, or breaches any of its material obligations set forth in this Agreement. If said party does not cure such failure to perform within 90 days after receiving notice, the other party shall have the right to terminate this agreement.

Project establishment fees and retainers paid to ICS up to the time of termination are non-refundable. Fees and expenses will be pro-rated to date of termination.

     8. Modification of Deliverables and Time Lines. This contract is written under the assumption that the timing of Periostat's FDA approval will allow for market entry around January 1, 1998. If during the course of this Agreement it becomes apparent that market entry will take place either prior to or significantly later than January 1, 1998, while the number of months of contracted service will remain the same, deliverables, priorities, time lines and payment schedules can be re-negotiated to optimally meet launch needs. The foregoing shall not prohibit the Company from terminating this agreement in accordance with the first paragraph of section 7 of this agreement.

     9. Indemnification. Company hereby agrees to indemnify ICS and hold it harmless from any and all claims (including but not limited to product liability claims for the Dental Products), liabilities, losses, actions, suits, or proceedings, at law or in equity that it may incur or with which it may be threatened by reason of its acting pursuant to the terms of this agreement, and in connection herewith, to indemnify ICS any and all expenses (including attorney's fees) or costs of resisting any such action, suit or proceeding or resisting any such claim; provided, however, that the provisions of this paragraph shall not apply in the event of any claim, liability, loss, action, suit or proceeding resulting from the breach by ICS of any provision of this Agreement or from its negligence or willful misconduct or from its actions not authorized by the Company or pursuant to the terms of this agreement, or from representations made by ICS concerning the Company not authorized by the Company.

ICS hereby agrees to indemnify Company and hold it harmless from any and all claims, liabilities, losses, actions, suits, or proceedings, at law or in equity that it may incur or with which it may be threatened by reason of the negligent actions or willful misconduct of ICS or representations made by ICS concerning the Company not authorized by the Company; and in connection herewith, to indemnify Company for any and all expenses (including attorney's fees) or costs of resisting any such action, suit or proceeding or resisting any such claim; provided, however, that the provisions of this paragraph shall not apply in the event of any claim, liability, loss, action, suit or proceeding resulting from the breach by the Company of any provision of this Agreement or from its negligence or willful misconduct.

     10. Marketing Obligation. ICS shall advise Company promptly concerning any market information that may come to the attention of ICS respecting Company, Dental Products, Company's market position or the continued competitiveness of Dental Products in the marketplace, including charges, complaints or claims by any customer or other persons about Company or Dental Products. ICS shall confer from time to time, at the request of Company, on matters relating to market conditions, sales forecasting and product planning. ICS shall not misrepresent or disparage Company or Dental Products in any way to any customer or any other third party. ICS agrees that it shall not make any representation of Company or Dental Products unless such representation is authorized by Company.

     11. Miscellaneous.

          a. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successor, legal representatives and assigns;

          b. This agreement may be executed in any number of counter parts, each of which together shall constitute one and the same original document;

          c. No provision of this agreement may be amended, modified or waived, except in writing signed by the parties hereto;

          d. This Agreement shall be construed in accordance with and governed by the laws of Ohio.

          e. ICS will provide, without restriction, copies of the account profiles which pertain to the sales of Dental Products for which Company has contracted ICS to provide sales services. Account profiles are records of information describing individual accounts called on by ICS representatives in the course of acting on the Company's behalf. Profiles will minimally include name, address of such accounts, names of key contact people within the accounts, and a history of ICS' interactions with that account while in Company's service. In developing and modifying the account profiles, ICS agrees not to breach any agreement with any third party or infringe the proprietary rights of any third party.

               ICS agrees to provide the company with the most recent version of any such account profiles upon the request of Company. While ICS has full responsibility for the development and modification of the account profiles, it is intended that there will be full cooperation between ICS and Company with respect to such development and modification and that there will be a free flow of information between ICS and Company in order to promote development of commercially useful account profiles. During the term of this Agreement and upon the termination of this agreement for any reason, Company shall be entitled to retain and use, without any limitation upon such use, the most recent version of account profiles. Upon any such termination, ICS shall deliver to Company the complete and most recent versions of the account profiles pertaining to Company's contracted services.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as the day and year first written above:




For ICS:                                    For Company:



By: /s/Walter Deinees                       By: /s/BM Gallagher
    -----------------                           ---------------



Name: Walter Deinees                        Name: BM Gallagher
      --------------                              ------------



Date: Jan 30, 1997                          Date: Jan 28, 1997

                                    Exhibit A

                                    Section 1

                        Dental Products Brand Management


1. Periostat

ICS will be contracted for a total of 12 months beginning February 1, 1997 to provide all planning and implementation of marketing activities necessary to optimize Periostat launch.

Objective:

Revise and implement marketing plan for Periostat to optimize sales.

Supporting activities:

Activities will include but are not limited to:

               1. The development and production of marketing materials and advertising programs.
               2.   Recommendation of product pricing.
               3.   Development and implementation of product distribution plan.
               4.   Product forecasting.
               5.   Development    of    alternative     marketing     vehicles.
                    Responsibilities related to alternative sales vehicles:
                    I. ICS will provide clear rationale, budget, time lines and expected benefits along with each vehicle/project recommended.
                    ii.  Company will approve budget & time line
                    iii. ICS will deliver project on time and within budget
               6. Development of materials for, and attendance at, dental conventions.
               7.   Development and implementation of sampling program.
               8.   Development and implementation of compliance program.
               9. Development and implementation of professional educational program, e.g., symposia, speakers' programs.

Deliverables:

               1. Provide detailed time and events schedule (Marketing "action plan") to CollaGenex management for review and approval by February 10, 1997.
               2. Provide hard copy of revised Periostat Marketing Plan by February 15, 1997.
               3.   Present Periostat advertising campaign by April 1, 1996
               4. Provide monthly summary of activities vs. action plan to CollaGenex management by the 15th of each month

Fee:

Retainer: $6,000 per month for a period of twelve months due on the first day of each month. The first payment is due on February 1, 1997.

Development costs: The development of marketing materials, as approved by Company, will be billed at $80 per effort hour. Payment will be due monthly, on the first day of each month.

2. Products

Objective:

ICS will be contracted for a total of 12 months, beginning February 1, 1997 to provide planning and implementation of marketing activities in order to optimize the contract sales effort associated with the sales of up to 3 Products.

Supporting activities:

It is anticipated that brand management for Products will be limited to the following activities:

               1. Conversion of promotional and detailing material to be more relevant for a dental audience
               2.   Development   of  convention   materials   appropriate   for
                    exhibition on CollaGenex convention booth
               3.   Product forecasting

However the exact nature of the activities and services required will only become apparent when details of the co-promotional contracts are negotiated.

Fee:

For brand management activities related to Products, there will be an additional charge of $80 per hour, to a maximum of up to 20 hours per quarter.

                                    Exhibit A

                                    Section 2

                              Contract Sales Force

Scope:

ICS will provide contract sales services for Periostat and up to three (3) Products. Additional Products will be the subject of addenda to this Exhibit.

1. Start date is targeted for April 1, 1997, however initiation of services is contingent on securing of co-promotion agreements.

2. Specific products and product mix promoted at project initiation and over the course of this contract will be determined based on pending co-promotional agreements and the timing of FDA approval for Periostat. Number of reps. needed will depend on number and mix of products, desired audience reach and call frequency and geography. An illustration of rep. requirements and budgets for 6 possible scenarios is given in Table 1 below.

3. Target audience, reach and frequency of calls for each product will be determined separately for each product as each product becomes available for promotion. The agreed upon audience, reach and frequency will then be included as an amendment to this contract.

Services:

               1. Creation and implementation of a sales strategy for Dental Products, integrating alternative sales vehicles to support field sales activities.
               2. Provision of a detailed time, events and costs schedule (sales "action plan") to CollaGenex management for review and approval prior to initiation.
               3.   Creation of sales territories and call plans.
               4. Hiring, training, management and compensation of sales personnel.
               5.   Call reporting.
               6. Provision of ongoing input and insight into sales strategy and planning process.
               7. Monthly forecasts of next months sales activities relative to sales action plan, quarterly performance reviews and planning sessions.

Deliverables:

               1. For each Dental Product, an action plan will be submitted documenting product sales strategy, integrating alternative sales vehicles, and including recommended target audience, reach and frequency possible within budget. Due before product launch.

               2. Monthly field feedback and performance analysis vs action plan, including reach, frequency, and sample accountability for each product in hard copy, due the 15th of the month for the preceding month.

Fees:

Project establishment fee: $20,000 due on signature of this Agreement.

Contract compensation: $43/contract hour billable monthly in accordance with actual hours implemented the previous month, and consistent with the action plan approved by Company, for Periostat and up to an additional three (3) Products.